EXHIBIT 5.1

March 5, 2019

Repro Med Systems, Inc.

24 Carpenter Road

Chester, NY 10918

Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Repro Med Systems, Inc., a New York corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”) an aggregate of 11,101,697 shares (the “Shares”) offered for resale by the selling stockholders named in the Registration Statement from time to time.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the Company’s Articles of Incorporation, as amended to date (the “Certificate”), (3) the Company’s Amended and Restated By-laws (the “Bylaws”), (4) certain resolutions of the Board of Directors of the Company and (5) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the persons executing the documents examined by us have the legal capacity to execute such documents; (e) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; and (f) all Shares will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

Based on such examination, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

We express no opinion as to the laws of any jurisdiction other than the State of New York.

Very truly yours,

/s/ Royer Cooper Cohen Braunfeld LLC